SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 15, 2004
(date of earliest event reported)

American Honda Receivables Corp.
(Exact name of registrant as specified in its charter)
California	333-104875	33-0526079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

American Honda Receivables Corp. 700 Van Ness Avenue Torrance, California 90501
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (310) 781-4100
No Change
(Former name or former address, if changed since last report)

Item 5.

Other Events.

In connection with the offering of the Honda Auto Receivables 2004-1 Owner Trust, described in the related Prospectus Supplement, certain “Computational Materials” within the meanings of the May 20, 1994 Kidder, Peabody No-Action Letter and the February 17, 1995 Public Securities Association No-Action Letter were furnished to certain prospective investors (the “Related Computational Materials”).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

 99.1 – Computational Materials (as defined in Item 5 above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Honda Receivables Corp.

By: /s/ Y. Takahashi

Name: Y. Takahashi

Title:   President

April 15, 2004

EXHIBIT INDEX

Exhibit No.

Description

99.1

Related Computational Materials (as defined in Item 5 above).

EXHIBIT 99.1